Exhibit 99.1

BIOHAVEN LICENSES NOVEL MYELOPEROXIDASE INHIBITOR FROM ASTRAZENECA: POTENTIAL FIRST-IN-CLASS TREATMENT FOR MULTIPLE SYSTEM ATROPHY

September 05, 2018

NEW HAVEN, Conn. and NEW YORK, Sept. 5, 2018 /PRNewswire/ — Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN) announced today that it entered into an exclusive, worldwide license agreement, through its subsidiary Biohaven Therapeutics Ltd., with AstraZeneca AB for the development and commercialization rights to AZD3241, an oral myeloperoxidase (MPO) inhibitor that AstraZeneca progressed through Phase 2 clinical trials. Biohaven plans to conduct a Phase 3 clinical trial of this product candidate for the treatment of multiple system atrophy (MSA) — a rare, rapidly progressive and fatal neurogenerative disease with no cure or effective treatments. AZD3241 will now be referred to as BHV3241.

MPO is a key driver of oxidative and inflammatory processes and is significantly increased in a range of brain disorders. It is thought that inhibiting MPO activity may be a promising therapeutic strategy for neuroinflammatory and neurodegenerative conditions, including MSA. Studies have also linked increased MPO levels with multiple sclerosis and Alzheimer’s disease.

Vlad Coric, M.D., CEO of Biohaven stated, “We are excited about the potential of BHV3241 to become a first-in-class MPO inhibitor and novel treatment for MSA. Patients affected by this severe neurological disorder are in desperate need of treatment options. We believe the early signal observed at the 12-week timepoint in AstraZeneca’s Phase 2a study provides a strong rationale to initiate a longer-term, definitive trial to establish its efficacy and safety in patients with MSA.” Dr. Coric added, “The in-licensing of this late-stage asset is not only a good strategic fit to our existing portfolio, but also underscores Biohaven’s commitment to providing improved therapies for patients suffering from some of the most disabling neurological disorders.”

BHV3241 is a clinical stage MPO inhibitor that has completed Phase 1 studies at doses up to 900mg twice a day. Preliminary results from a Phase 2a trial completed by AstraZeneca in patients with MSA showed numerical improvements on the primary outcome measure of efficacy, change from baseline as measured by the Unified MSA Rating Scale. After 12 weeks of treatment, placebo-treated patients worsened by 4.6 points (SE=1.1, n=17), while BHV3241- treated patients showed declines of 3.7 points (SE= 1.2, n=17) at the 300mg twice-daily dose and 2.6 points (SE=1.4, n=18) at the 600mg twice-daily dose. Corresponding benefits were also observed in other outcome measures, such as the Composite Autonomic Symptom Score and MSA-Quality of Life scale. These clinical findings were consistent with neuroprotective effects of BHV3241 observed in animal models. In the Phase 2a trial, BHV3241 significantly decreased MPO activity in human blood, a biomarker of the drug engaging its target. BHV3241 has been generally safe and well tolerated in approximately 250 patients.

Prof. Werner Poewe, Chairman of the Department of Neurology at the Medical University Innsbruck, Austria, and a leading MSA expert commented, “We are very encouraged by the preliminary clinical efficacy signal observed across the Unified MSA Rating Scale and other outcome measures in the Phase 2a study.  These data, coupled with a favorable safety profile and evidence that BHV3241 reduced intracellular aggregates of alpha-synuclein, suppressed microglial activation and rescued neurodegeneration in MSA animal models, support our belief that BHV3241 has potential as a disease-modifying treatment in Multiple System Atrophy.”

The in-licensing of BHV3241 expands Biohaven’s portfolio of innovative, late-stage product candidates for the treatment of neurologic and psychiatric disease indications. Under the terms of the agreement, AstraZeneca will receive upfront cash payment and shares in Biohaven, and AstraZeneca is eligible for further development and commercial milestone payments, and up to double-digit sales based royalties. Biohaven may pursue all therapeutic indications of BHV3241 with the exception of cardiovascular disease, and is obligated to use commercially reasonable efforts to develop and, if approved, commercialize BHV3241. AstraZeneca has agreed not to pursue additional MPO inhibitors it has in early stage cardiovascular development for neurologic diseases for a period of five years.

Kumar Srinivasan, VP Scientific Partnering and Alliances, IMED Biotech Unit at AstraZeneca stated, “Biohaven has assembled a highly experienced team, which we are confident will give BHV3241 the best chance of being assessed in patients suffering from debilitating neuropsychiatric disorders whilst also creating potential future value for AstraZeneca.”

Biohaven’s pipeline now includes investigational agents across three novel mechanisms of action to target central nervous system disorders: 1) calcitonin-gene related peptide (CGRP) receptor antagonists for migraine and pain; 2) glutamate modulating agents for the treatment of neurological and neuropsychiatric disorders; and 3) myeloperoxidase inhibition for neurodegenerative disorders.

About MSA

Multiple system atrophy (MSA) is a progressive neurodegenerative disorder characterized by a combination of symptoms that affect both the autonomic nervous system (the part of the nervous system that controls involuntary action such as blood pressure or digestion) and movement. The symptoms reflect the progressive loss of function and death of different types of nerve cells in the brain and spinal cord.

MSA is a rare disease, affecting potentially 15,000 to 50,000 Americans. Symptoms tend to appear in a person’s 50s and advance rapidly over the course of 5 to 10 years, with progressive loss of motor function and eventual confinement to bed. People with MSA often develop pneumonia in the later stages of the disease and may suddenly die from cardiac or respiratory issues.

While some of the symptoms of MSA can be treated with medications, currently there are no treatments that are able to slow disease progression and there is no cure.

About Biohaven

Biohaven is a clinical-stage biopharmaceutical company with a portfolio of innovative, late-stage product candidates targeting neurological diseases, including rare disorders. Biohaven combined internal development and research with intellectual property licensed from companies and institutions including Bristol-Myers Squibb Company, AstraZeneca AB, Yale University, Catalent, ALS Biopharma LLC and Massachusetts General Hospital.  Currently, Biohaven’s lead development programs include multiple compounds across its CGRP receptor antagonist and glutamate modulating platforms. Biohaven’s common shares are listed on the New York Stock Exchange and traded under the ticker symbol BHVN. More information about Biohaven is available at www.biohavenpharma.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company’s management. All statements, other than statements of historical facts, included in this press release, including the Company’s plans for the clinical development and potential regulatory approval and commercialization of BHV3241 and other product candidates for various neurological conditions, the potential for BHV3241 to be an effective treatment for neurodegenerative disorders including multiple system atrophy and the potential for BHV3241 to be a first-in-class treatment for multiple systems atrophy, are forward-looking statements. The use of certain words, including “potential”, “believe”, “could”, “expect”, “may” and “will” and similar expressions are intended to identify forward-looking statements. The Company may not actually achieve the plans and objectives disclosed in the forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements, including uncertainties relating to the future clinical success of BHV3241, and whether the results observed in AstraZeneca’s prior studies and clinical trials of BHV3241 will be observed in Biohaven’s future clinical trials of BHV3241 in various neurodegenerative disorders, including those beyond multiple system atrophy. Additional important factors to be considered in connection with forward-looking statements are described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2018. The forward-looking statements are made as of this date and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, contact Dr. Vlad Coric, the Chief Executive Officer, at Vlad.Coric@biohavenpharma.com.